Exhibit 10.2

ADDENDUM (A) TO SUBLEASE AGREEMENT DATED SEPTEMBER 28, 2004 BY AND
BETWEEN SPECTRUM PHARMACEUTICALS, INC., A DELAWARE CORPORATION AS
SUBLESSOR, AND CONCURRENT PHARMACEUTICALS, INC. A DELAWARE
CORPORATION, AS SUBLESSEE, AND THE IRVINE COMPANY, A DELAWARE
CORPORATION, AS MASTER LESSOR, FOR THE PREMISES KNOWN AS 157
TECHNOLOGY (SEE ATTACHED EXHIBIT A), IN IRVINE, CALIFORNIA

14.	Rent	Months:	Rent:
		01	$0.00
		02- 18	$18,000.00
		19 — 36	$19,000.00

15.	Operating Expenses & Real Estate Taxes:	The above monthly Base Rent shall be an all-inclusive monthly rent, which shall include the Operating Expenses (as such term is defined in the Master Lease), including, without limitation, utilities, maintenance, insurance, taxes, water, trash and real estate taxes for the Building. Janitorial service shall not be furnished by Sublessor.

16.	Condition of Premises:	Sublessor, at Sublessor’s sole cost and expense, shall deliver the Premises in clean, good working condition, including but not limited to, all plumbing, HVAC, lights, electrical, gas, equipment, hoods and water systems.

17.	Renewal Option:	Sublessee shall have an option (the “Renewal Option”) to renew this Sublease for one approximate (18) month term at a fair market rate. Sublessee shall provide Sublessor with written notice of its intention to exercise said Renewal Option not less than nine (9) months prior to the expiration of the initial term of this Sublease. Sublessee’s Renewal Option shall be subject to the remaining term on the Master Lease.

18.	First Month’s Rent & Security Deposit:	Sublessee shall deliver the first month’s rent (i.e. $18,000.00) and a security deposit equal to thirty eight thousand nine hundred dollars ~~110% of last month’s rent~~ (i.e. $38,900.00) upon Sublease execution. In lieu of any corporate guaranty, Sublessee shall pay an additional security deposit equal to thirty seven ~~fifty five~~ thousand dollars ($37,000.00). So as long as Sublessee at such time is not currently in default of this Sublease, eighteen thousand dollars ($18,000.00) shall be returned to Sublessee in month eighteen (18) and nineteen thousand dollars ($19,000.00) shall be returned to Sublessee in month twenty-four (24).

19.	Access:	For the purpose of permitting access to the Premises by Sublessee and Sublessee’s agents and employees, Sublessor hereby grants to Sublessee, during the term hereof, the rights of access to and egress from the Premises that are granted to Sublessor pursuant to the Master Lease.

Notwithstanding the foregoing, it is further understood that Sublessee’s main ingress and egress to and from the Premises shall be through the back of the building, however, Sublessee’s employees and visitors shall also have the right to enter and leave through the main lobby of the Building. In addition, Sublessee shall have no rights to the reception desk or lobby signage.

It is further understood that Sublessee will provide Sublessor access to the Receiving area when necessary to receive large deliveries.

20.	Representations and Warranties:	Sublessor hereby represents and warrants to Sublessee that, as of the date hereof and as of the Start Date:

(a) The Master Lease as Amended is and shall be the only agreement between Master Lessor and Sublessor with respect to the Premises, the same has not been supplemented, amended or modified (other than the Amendment dated 3/25/04), and is in full force and effect. A true, correct and complete copy of the Master Lease is attached hereto. To the Sublessor’s knowledge, neither Master Lessor nor Sublessor is in default under the Master Lease, and to the Sublessor’s knowledge no state of facts exists which, with the giving of notice and/or the passage of time would constitute a default by either Master Lessor or Sublessor under the Master Lease. Sublessor has the right to enter into this Sublease and by entering into this Sublease, Sublessor will not breach any other agreement to which Sublessor is a party.

(b) To the Sublessor’s knowledge, Sublessor has received no notices of, nor are there any pending or, threatened actions or legal proceedings affecting the Premises.

21.	Sublessee’s Default and Sublessor’s Remedies:	In the event Sublessee defaults in the performance of any of its obligations hereunder, Sublessor shall have the right in Sublessor’s sole discretion, (i) to exercise any and all remedies available to Master Lessor pursuant to the Master Lease (as modified by Paragraph 7.3 of this Sublease), independently of Master Lessor’s right to exercise such rights and remedies, and/or any and all remedies available to Sublessor now or hereafter existing at law or in equity (ii) to terminate this Sublease; provided, however, that in the event of (x) a monetary default Sublessor shall be required to give Sublessee ten (10) days prior written notice and an opportunity to cure such monetary default before exercising its remedies under this Paragraph, or (y) a non-monetary default Sublessor shall be required to give Sublessee thirty (30) days prior written notice and an opportunity to cure such non-monetary default before exercising its remedies under this Paragraph.

22.	Sublessor’s Default and Sublessee’s Remedies:	In the event Sublessor defaults in the performance of any of its obligations hereunder Sublessee shall have the right in Sublessee’s sole discretion, (i) to exercise any and all remedies available to it under this Sublease or now or hereafter existing at law or in equity, or (ii) to terminate this Sublease; provided, however, Sublessee shall be required to give Sublessor thirty (30) days prior written notice and an opportunity to cure such default before exercising its remedies under this Paragraph.

In the event Sublessor defaults in the performance of any of its obligations under the Master Lease and Sublessor is unable to cure said default, Sublessor shall notify Sublessee of such default and Sublessee shall have the right in Sublessee’s sole discretion, (i) without releasing Sublessor in whole or in part from Sublessor’s obligation to perform any and all covenants, conditions and agreements to be performed by Sublessor under this Sublease or under the Master Lease, to cure the default at Sublessor’s sole cost, and (ii) to offset any amounts incurred in order to cure such a default by Sublessor against any amount owing from Sublessee to Sublessor pursuant to any other agreement entered into by and between Sublessor and Sublessee.

23.	Address for Notice:	Any notice required or permitted to be given or served by either party to this Sublease shall be in writing and deemed to have been given or delivered, as the case may be, when delivered, or three (3) days after deposit in the United States Post Office, Certified or Registered Mail, Return Receipt Requested, postage prepaid, or one business day after deposit with a national overnight express carrier, such as Federal Express, charges prepaid, addressed as follows:

		Master Lessor:	The Irvine Company d/b/a Office Properties 8105 Irvine Center Drive Suite 300 Irvine, CA 92618 Attn: Vice President, Technology Portfolio

		Sublessor:	Spectrum Pharmaceuticals, Inc. 157 Technology Irvine, CA 92618 Attn: Shyam Kumaria VP Finance

		Sublessee:	Concurrent Pharmaceuticals, Inc. 502 West Office Center Drive Ft. Washington, PA 19034 Attn: Gregory Lumpkin, V.P.

24.	Indemnification:	Per Master Lease as modified by Paragraph 7.3 of the Sublease.

25.	Amendment of Master Lease:	Sublessor shall not modify, amend or terminate any of the terms or provisions of the Master Lease without the prior written consent of Sublessee, which consent may not be unreasonably withheld.

26.	Entire Agreement:	This Sublease, including the Master Lease as incorporated herein by Paragraph 7.3 of this Sublease, and the exhibits hereto set forth all the agreements and understandings between Sublessor and Sublessee concerning the Premises and there are no agreements or understandings, either oral or written, between them other than as herein set forth. All prior arrangements and understandings, whether oral or written, between the parties hereto are merged herein and extinguished, this Sublease superseding and canceling the same. No amendment to this Sublease shall be binding upon Sublessor or Sublessee unless reduced to writing and executed by the party against which such amendment is to be enforced.

27.	Controlling Law:	This Sublease shall be interpreted and construed in accordance with the laws of the State of California.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed on the day and year first set forth above.

SUBLESSOR: Spectrum Pharmaceuticals, Inc., A Delaware Corporation
By:	/s/ Rajesh Shotriya
Rajesh Shotriya
Title: CEO Date: 10/11/04

SUBLESSEE: Concurrent Pharmaceuticals, Inc., A Delaware Corporation
By:	/s/ Jeffrey Hatfield
Jeffrey Hatfield Title: CEO Date: 10-7-04